Exhibit (j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 66 to the registration statement on Form N-1A ("Registration Statement") of our report dated September 24, 2004 to the financial statements and financial highlights which appear in the July 31, 2004 Annual Report to Shareholders of Scudder Large Company Value Fund (a series of Value Equity Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm and Reports to Shareholders", "Financial Highlights" and "Financial Statements" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 1, 2004

                                                                     Exhibit (j)






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 66 to the registration statement on Form N-1A ("Registration Statement") of our report dated September 24, 2004 to the financial statements and financial highlights which appear in the July 31, 2004 Annual Report to Shareholders of Scudder Tax Advantaged Dividend Fund (a series of Value Equity Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm and Reports to Shareholders", "Financial Highlights" and "Financial Statements" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 1, 2004